PROMISSORY NOTE




$__________                                        Colorado Springs, Colorado
                                                              _________, 1997
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      FOR VALUE RECEIVED, Wallstreet Racing Stables, Inc. 5525 Erindale
Drive, Suite 201, Colorado Springs, Colorado, 80918 (hereinafter referred to as "the Maker"), promises to pay to __________________________________
(hereinafter referred to as "Lender"), the principal sum of _____________ dollars ($________) plus interest at the rate of nine percent (9%) per annum.

      Said principal and interest is payable in full on or before December 31, 1997.

      Maker acknowledges that this Promissory Note evidences a business loan, and not a consumer loan nor a consumer-related loan as defined in the Uniform Consumer Credit Code.

      It is agreed that if this note is not paid when due or declared due hereunder, the entire principal and accrued interest thereon shall draw interest at the rate of eighteen percent (18%) per annum, and that failure to make any payment of principal or interest when due or any default under any encumbrance or agreement securing this note shall cause the whole note to become due at once, or the interest to be counted as principal, at the option of the holder of the note. The makers and endorsers hereof severally agree to any extension of time of payment and partial payments before, at or after maturity, and if this note or interest thereon is not paid when due, or suit is brought, agree to pay all reasonable costs of collection, including reasonable attorney's fees.

      The undersigned waives demand, presentment of payment, protest and notice of protest, and non-payment, and agrees and consents that the time for payment of this note may be extended or this note may be renewed from time to time and for any term or terms by agreement between Lender and any of them without notice, and that after such extension or extensions, renewal or renewals, the liabilities of the undersigned shall remain as if no extension or renewal had been had.






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      No failure of Lender to exercise, or delay by Lender in exercising, any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by Lender of any payment after the maturity of this note has been accelerated shall not constitute a waiver of such acceleration.

      This Note is made in and shall be governed by and interpreted in accordance with the laws of the State of Colorado.



                                    MAKER:
                                    Wallstreet Racing Stables, Inc.




                                    __________________________________
                                    /S/ Bill M. Conrad
                                    Vice President